UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2023

Prairie Operating Co.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8636 N. Classen Boulevard Oklahoma, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (435) 900-1949

Creek Road Miners, Inc.

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 3, 2023 (the “Closing Date”), Prairie Operating Co., a Delaware corporation formerly named Creek Road Miners, Inc. (the “Company”), completed its previously announced merger with Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie LLC”), pursuant to the terms of the Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2023 (the “Merger Agreement,” and the closing thereunder, the “Closing”), by and among the Company, Creek Road Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and Prairie LLC, pursuant to which, among other things, Merger Sub merged with and into Prairie LLC, with Prairie LLC surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Merger”). Upon consummation of the Merger, the Company changed its name from “Creek Road Miners, Inc.” to “Prairie Operating Co.” The Company continues to trade under the current ticker symbol “CRKR” and expects to commence trading on the OTCQB under the new name and ticker symbol “PROP” once FINRA processes the Company’s pending Rule 10b-17 action request pursuant to FINRA Rule 6490.

Prior to the consummation of the Merger, the Company effectuated a series of restructuring transactions (the “Restructuring Transaction”) in the following order: (i) the Company’s Series A preferred stock, par value $0.0001 per share (“Series A Preferred Stock”), Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), and Series C preferred stock, par value $0.0001 per share (“Series C Preferred Stock”), plus accrued dividends, were converted, in the aggregate, into 76,251,018 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”); (ii) the Company’s 12% senior secured convertible debentures (the “Original Debentures”), plus accrued but unpaid interest and a 30% premium, were exchanged, in the aggregate, for (a) 12% amended and restated senior secured convertible debentures (collectively, the “AR Debentures”) in the principal amount of $1,000,000 in substantially the same form as their respective Original Debentures, (b) shares of Common Stock and (c) shares of Series D Preferred Stock, and such Series D Preferred Stock shall automatically convert into shares of Common Stock at a price of $0.175 per share immediately after the shares of Common Stock is listed or quoted for trading on the NYSE American securities exchange (or any successor thereto) or any other national securities exchange (the “Uplisting”); (iii) accrued fees payable to the Company’s board of directors (the “Board”) in the amount of $110,250 were converted into 630,000 shares of Common Stock; (iv) accrued consulting fees of the Company in the amount of $318,750 payable to Bristol Capital Advisors, LLC (“Bristol Capital”) were converted into 1,821,429 shares of Common Stock; and (v) all amounts payable pursuant to certain convertible promissory notes were converted into an aggregate of 6,608,220 shares of Common Stock.

Prior to the Closing, all of the Company’s then existing warrants to purchase shares of Common Stock and Series B Preferred Stock and options to purchase shares of Common Stock were cancelled and retired and ceased to exist without the payment of any consideration to the holders thereof.

At the effective time of the Merger (the “Effective Time”), membership interests in Prairie LLC were converted into the right to receive each member’s pro rata share of 65,647,676 shares of Common Stock (the “Merger Consideration”).

In addition, the Company consummated the previously announced purchase of oil and gas leases, including all of Exok, Inc.’s, an Oklahoma corporation (“Exok”), right, title and interest in, to and under certain undeveloped oil and gas leases located in Weld County, Colorado, together with certain other associated assets, data and records, consisting of approximately 3,157 net mineral acres in, on and under approximately 4,494 gross acres from Exok for $3,000,000 pursuant to the Amended and Restated Purchase and Sale Agreement, dated as of May 3, 2023 (the “Exok Agreement”), by and among the Company, Prairie LLC and Exok (the “Exok Transaction”).

To fund the Exok Transaction, the Company received an aggregate of $17.3 million in proceeds from a number of investors (the “PIPE Investors”), and the PIPE Investors were issued Series D preferred stock, par value $0.0001 per share (“Series D Preferred Stock”), with a stated value of $1,000 per share and convertible into shares of Common Stock at a price of $0.175 per share (the “PIPE Preferred Stock”), and 100% warrant coverage for each of Series A warrants to purchase shares of Common Stock (the “Series A Warrants”) and Series B warrants to purchase shares of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “PIPE Warrants”), in a private placement (the “PIPE Transaction”) pursuant to securities purchase agreements entered into with each PIPE Investor (collectively, the “Securities Purchase Agreements”).

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The foregoing description of each of (i) the Merger Agreement, (ii) the Exok Agreement and (iii) the Securities Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of (a) the Merger Agreement, which is attached hereto as Exhibit 2.1, (b) the Exok Agreement, which is attached hereto as Exhibit 10.1, and (c) the form of Securities Purchase Agreement, which is attached hereto as Exhibit 10.2, respectively, and each is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Registration Rights Agreement

In connection with the Closing, the Company entered into registration rights agreements (the “Registration Rights Agreements”) with each PIPE Investor pursuant to which the Company agreed to submit to or file with the Securities and Exchange Commission (the “SEC”), within 45 calendar days after the Closing Date, a registration statement registering the resale of the shares of Common Stock underlying the PIPE Preferred Stock and PIPE Warrants (the “PIPE Resale Registration Statement”), and the Company agreed to use its best efforts to have the PIPE Resale Registration Statement declared effective as promptly as possible after the filing thereof but no later than ninety (90) calendar days (or one hundred twenty (120) calendar days if the SEC notifies the Company that it will review the PIPE Resale Registration Statement) following the Closing Date.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of form of Registration Rights Agreement, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference into this Item 1.01.

Stockholders Agreement

Prior to the Effective Time, the Company, Bristol Capital, Paul L. Kessler, Gary C. Hanna and Edward Kovalik entered into the Stockholders Agreement (the “Stockholders Agreement”) pursuant to which the parties agreed to use reasonable best efforts, including taking certain necessary actions, to cause the Board to cause certain nominees to be elected to serve as a director on the Board under the following conditions: (i) one nominee designated by Bristol Capital and Paul L. Kessler, collectively, so long as Bristol Capital, Paul L. Kessler and their respective affiliates collectively beneficially own at least 50% of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; (ii) four nominees designated by Gary C. Hanna and Edward Kovalik (the “Prairie Members”) so long as the Prairie Members and their affiliates collectively beneficially own at least 50% of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; (iii) three nominees designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 40% (but less than 50%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; (iv) two nominees designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 30% (but less than 40%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date; and (v) one nominee designated by the Prairie Members so long as the Prairie Members and their affiliates collectively beneficially own at least 20% (but less than 30%) of the number of shares of Common Stock collectively beneficially owned by such parties on the Closing Date.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference into this Item 1.01.

Lock-up Agreements

In connection with the Closing, the Company entered into multiple lock-up agreements (collectively, the “Lock-up Agreements”) with (i) (a) certain former executive officers and directors of the Company and (b) the Prairie Members that impose limitations on any sale of shares of Common Stock until 180 days after the Closing, subject to certain exceptions (collectively, the “D&O Lock-up Agreements”), (ii) the holders of the Series B Preferred Stock, Series C Preferred Stock, Original Debentures and a $500,000 convertible promissory note (collectively, the “Holders”) that participated in the PIPE Transaction that impose limitations on any sale of an aggregate of 50% of their shares of Common Stock until 120 days after the Closing (the “50% Lock-up”), subject to certain exceptions (collectively, the “50% Lock-up Agreements”), and (iii) the Holders that did not participate in the PIPE Transaction that impose limitations on any sale of shares of Common Stock until 120 days after the Closing, subject to certain exceptions (collectively, the “Holders Lock-up Agreements”).

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Additionally, pursuant to the 50% Lock-up Agreements, the Holders therein agree, subject to the 50% Lock-up, to effect only open market sales and not to sell an aggregate daily amount of shares of Common Stock exceeding 1%, for every $100,000 invested in the PIPE Transaction by such Holder, of the average daily volume of the trading day on which the open market sales of the shares of Common Stock occurs.

The foregoing description of the Lock-up Agreements does not purport to be complete, and is qualified in its entirety by reference to (a) the form of D&O Lock-up Agreement, which is attached hereto as Exhibit 10.5, (b) the form of 50% Lock-up Agreement, which is attached hereto as Exhibit 10.6, and (c) the form of Holders Lock-up Agreement, which is attached hereto as Exhibit 10.7, and each is incorporated by reference into this Item 1.01.

Indemnification Agreements

In connection with the Closing, the Company entered into indemnification agreements (the “Indemnification Agreements”) with each of its go-forward directors and executive officers. These indemnification agreements require the Company to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, retainers and travel expenses, incurred by a director or executive officer in any action, suit or proceeding arising out of their services as one of the Company’s directors or executive officers or out of any services they provide at the Company’s request to any other company or enterprise.

The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached hereto as Exhibit 10.8 and is incorporated herein by reference into this Item 1.01.

Amended and Restated Senior Secured Convertible Debenture and Amended and Restated Security Agreement

In connection with the Closing, the Company entered into the AR Debentures due December 31, 2023 (the “Maturity Date”) with each of Bristol Investment Fund, Ltd. (“Bristol Investment”) and Barlock 2019 Fund, LP (“Barlock”), in the principal amount of $1,000,000. The AR Debentures will accrue interest on the aggregate unconverted and then outstanding principal amount of the AR Debentures at the rate of 12% per annum. Interest is payable quarterly on (i) January 1, April 1, July 1 and October 1, beginning on the date of first issuance of the AR Debentures, (ii) each date the AR Debentures are converted into Common Stock (as to that principal amount then being converted), (iii) the day that is at least five trading days following the Company’s notice to redeem some or all of the then outstanding principal of the AR Debentures (only as to that principal amount then being redeemed), which may be provided at any time after the Uplisting, and (iv) the Maturity Date.

The AR Debentures are convertible into shares of Common Stock at any time at the option of the applicable holder, at an initial conversion price of $0.175 per share (as adjusted, the “Conversion Price”), provided, however, from and after an event of default, the Conversion Price shall be equal to the lesser of (i) the then Conversion Price and (ii) 50% of the average of the three lowest trade prices during the 20 trading days immediately prior to the date on which such conversion shall be effected. The initial Conversion Price is subject to adjustments in connection with, among other things, (i) the Company’s issuance of additional shares of Common Stock, or securities convertible into or exercisable for additional shares of Common Stock, at a price lower than the then current Conversion Price, and (ii) future stock splits, reverse stock splits, mergers or reorganizations, and similar changes affecting holders of Common Stock.

At any time after the Uplisting, the Company may, upon written notice to the holders of the AR Debentures, repay some or all of the then outstanding principal amount in cash or, for a period of six months following the Closing, in kind by the transfer of ownership of Collateral (as defined below) with a fair market value equal to the amount being repaid.

If any events of default described in the AR Debentures occur, the outstanding principal amount of the AR Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the applicable holder’s election, immediately due and payable in cash. Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the AR Debentures, the interest rate on the AR Debentures shall accrue at an interest rate equal to the lesser of 18% per annum and the maximum rate permitted under applicable law.

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The AR Debentures include customary negative covenants, including covenants restricting the Company from incurring certain additional indebtedness, granting security interests or liens on its assets (other than certain permitted liens), and entering into any transaction involving the repurchase of shares of Common Stock, except as permitted under the AR Debentures.

In connection with the Closing, the Company entered into the Amended and Restated Security Agreement (the “Security Agreement”) with all of the subsidiaries of the Company and each of Bristol and Barlock, as holders of the AR Debentures, to change the collateral described in Exhibit A thereto (the “Collateral”) to reflect only certain cryptocurrency mining assets.

The foregoing description of each of (i) the AR Debentures and (ii) the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of (a) the form of AR Debenture, which is attached hereto as Exhibit 10.9, and (b) the Security Agreement, which is attached hereto as Exhibit 10.10, respectively, and each is incorporated herein by reference into this Item 1.01.

Amended and Restated Non-Compensatory Option Agreement

At the Effective Time, the Company assumed and converted options to purchase membership interests of Prairie LLC outstanding and unexercised as of immediately prior to the Effective Time into non-compensatory options to acquire 8,000,000 shares of Common Stock (the “Options”) for $0.25 per share, which are only exercisable if specific production hurdles are achieved, and the Company entered into amended and restated non-compensatory option agreements (collectively, the “Option Agreements”) with each of Gary C. Hanna, Edward Kovalik, Paul Kessler and a third-party investor. An aggregate of 2,000,000 Options are subject to be transferred to the PIPE Investors, based on their then percentage ownership of PIPE Preferred Stock to the aggregate PIPE Preferred Stock outstanding and held by all PIPE Investors as of the Closing Date, if the Company does not meet certain performance metrics by May 3, 2026.

The foregoing description of the Option Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Option Agreement, which is attached hereto as Exhibit 10.11 and is incorporated herein by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note to this Current Report on Form 8-K, on May 3, 2023, the Company completed the Merger pursuant to the terms of the Merger Agreement and the Exok Transaction pursuant to the Exok Agreement.

The foregoing description, the Merger Agreement and the Exok Agreement, and the transactions contemplated thereby, is a summary only, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement and the Exok Agreement, respectively. The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the AR Debentures is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Along with entering into AR Debentures with each of Bristol Investment and Barlock, the Company issued 9,399,794 shares of Common Stock and 2,523 shares of Series D Preferred Stock to Bristol Investment and 7,740,781 shares of Common Stock and 1,900 shares of Series D Preferred Stock to Barlock, in exchange for their respective Original Debentures, in full satisfaction of the outstanding principal amount, accrued but unpaid interest and a 30% premium, pursuant to support agreements (collectively, the “Support Agreements”) entered into on May 3, 2023. Such Series D Preferred Stock shall automatically convert into shares of Common Stock at a price of $0.175 per share immediately after the Uplisting. Pursuant to the Support Agreement entered into with Barlock, the Company issued to American Natural Energy Corporation, a Delaware corporation, 942,858 shares of Common Stock at a price per share of $0.175 for an aggregate value of $165,000. The issuance of the shares of Series D Preferred Stock and shares of Common Stock pursuant to the Support Agreements was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

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The disclosure set forth above in the Introductory Note and Item 1.01 of this Current Report on Form 8-K with respect to the shares of Common Stock issued pursuant to the Merger Consideration, the Options issued in the Merger, the PIPE Preferred Stock and PIPE Warrants issued in the PIPE Transaction and the shares of Common Stock issued in the Restructuring Transactions is incorporated by reference herein. All such issuances of shares of Common Stock, Options, PIPE Preferred Stock and PIPE Warrants were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 to this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.01	Changes in Control of the Registrant.

The information set forth in the Introductory Note, Item 2.01 and Item 5.02 to this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors; Appointment of Directors

As contemplated by the Merger Agreement, John D. Maatta and Michael Breen resigned from the Board effective as of the Effective Time. Such resignations were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

Effective as of the Effective Time, the Board increased to five members and appointed Gary C. Hanna, Edward Kovalik, Gizman Abbas and Stephen Lee (collectively, the “New Directors”). Biographical information for these individuals is set forth in the definitive information statement filed with the SEC, dated November 7, 2022 (the “Information Statement”), in the section titled “Management of PrairieCo Following the Transactions” beginning on page 51, which is incorporated herein by reference. The Board has determined that Mr. Abbas and Mr. Lee are “independent directors” as defined in the application SEC rules and will serve on the audit, compensation and nominating and corporate governance committees with Mr. Abbas serving as chair of the audit committee and nominating and corporate governance committee and Mr. Lee serving as chair of the compensation committee.

The New Directors are not related to any existing officer or director of the Company, or each other. There are no transactions or relationships between or among any of Mr. Abbas and Mr. Lee and the Company that would be required to be reported under Item 404(a) of Regulation S-K. The information relating to Mr. Hanna and Mr. Kovalik required to be reported under Item 404(a) of Regulation S-K is disclosed in the Information Statement in the section titled “Interests of Certain Persons in the Merger Agreement and Related Party Transactions” beginning on page 45 and the Introductory Note and Item 1.01 of this Current Report on Form 8-K, each of which is incorporated herein by reference.

Departure of Executive Officers; Appointment of Executive Officers

At the Effective Time, Paul Kessler resigned as Executive Chairman and John D. Maatta resigned as Chief Executive Officer and Interim Chief Financial Officer. Such resignations were not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

The Board appointed Gary C. Hanna as President, Edward Kovalik as Chief Executive Officer, Craig Owen as Chief Financial Officer, Jeremy Ham as Chief Commercial Officer and Bryan Freeman as Executive Vice President of Operations (collectively, the “New Officers”). Biographical information for these individuals is set forth in the Information Statement in the section titled “Management of PrairieCo Following the Transactions” beginning on page 51, which is incorporated herein by reference.

The New Officers are not related to any existing officer or director of the Company, or each other. There are no transactions or relationships between or among Mr. Owen, Mr. Ham and Mr. Freeman and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

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Employment Agreements

In connection with the Merger and the appointment of the New Officers, Prairie LLC entered into employment agreements with each of the New Officers, effective May 3, 2023 (collectively, the “Employment Agreements”), which were previously approved by Prairie LLC prior to the Effective Time. The Employment Agreements have an indefinite term, and Prairie LLC has the right to terminate employment at any time for Cause (as defined in the Employment Agreements) or with 30 days’ written notice for a termination other than for Cause. The New Officers may terminate employment with Prairie LLC at any time and for any reason, or no reason at all, with written notice provided to Prairie LLC.

The Employment Agreements provide that the New Officers will each receive an annual base salary and be eligible for an annual bonus with a target amount equal to a percentage of annual base salary in the following amounts: for each of Messrs. Hanna and Kovalik, $550,000 in annual base salary and a target annual bonus equal to 250% of annual base salary and for each of Messrs. Owen, Ham and Freeman, $350,000 in annual base salary and a target annual bonus equal to 100% of annual base salary. The New Officers will also be eligible to participate in Prairie LLC’s Long Term Incentive Plan, which was amended and restated in connection with the Merger as described below.

The Employment Agreements also provide for certain severance benefits upon each New Officer’s termination of employment without “Cause” or upon their resignation for “Good Reason” (each quoted term as defined in the Employment Agreements), including (i) for Messrs. Hanna and Kovalik, (a) cash severance equal to three times (or, if termination occurs in connection with a “Change of Control” (as defined in the applicable Employment Agreement), four times) the sum of (1) the then-current annualized base salary, (2) the target annual bonus for the year of termination and (3) the amount payable under Prairie LLC’s Long Term Incentive Plan (as amended and restated), payable in a lump sum on the first regularly scheduled pay date that is sixty (60) days after the termination date and (b) reimbursement of certain premiums paid for continuation coverage under Prairie LLC’s group health plans for a period of up to eighteen (18) months; and (ii) for Messrs. Owen, Ham and Freeman, (a) cash severance equal to two times the sum of (1) the then-current annualized base salary and (2) the target annual bonus for the year of termination, payable in a lump sum on the first regularly scheduled pay date that is sixty (60) days after the termination date and (b) reimbursement of certain premiums paid for continuation coverage under Prairie LLC’s group health plans for a period of up to eighteen (18) months. The severance benefits are contingent upon each New Officer’s execution and non-revocation of a release of claims in favor of Prairie LLC and its affiliates.

Additionally, upon any termination, each New Officer is entitled to (i) any earned but unpaid base salary, (ii) any annual bonuses earned but unpaid for any calendar years prior to the calendar year in which the termination occurs, (iii) a pro-rated annual bonus for the year in which the termination occurs, (iv) any amounts owed pursuant to the terms of Prairie LLC’s Long Term Incentive Plan, (v) any unreimbursed business expenses and (vi) any employee benefits under any employee benefit plan or program in which such New Officer participates as of the termination date. The Employment Agreements also contain certain restrictive covenants regarding confidential information.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the forms of the Employment Agreements, which are attached hereto as Exhibits 10.12 and 10.13 and are incorporated herein by reference into this Item 5.02.

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Long Term Incentive Plan

In connection with the Merger and pursuant to the Merger Agreement, prior to the Effective Time, the Board assumed Prairie LLC’s Long Term Incentive Plan and immediately following the Effective Time, adopted the Amended and Restated Prairie Operating Co. Long Term Incentive Plan (the “Plan”), which was an amendment and restatement of Prairie LLC’s Long Term Incentive Plan. Among other ministerial changes to reflect the Merger and conversion of membership interests in Prairie LLC to shares of Common Stock, the Plan provides for the assumption of shares remaining available for delivery as of immediately prior to the Effective Time (as appropriately adjusted to reflect the Merger) such that such shares shall be available for awards under the Plan to individuals who were employed by Prairie LLC or its affiliates prior to the Effective Time.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.14 and is incorporated herein by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately prior to the Effective Time, the Company filed the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter Amendment”) to, among other things, (i) change the name of the Company from “Creek Road Miners, Inc.” to “Prairie Operating Co.,” (ii) increase the number of authorized shares of Common Stock from 100,000,000 shares to 500,000,000 shares and (iii) make certain changes that the Board deems appropriate for the public operating company after the Closing.

In connection with the Closing, the Company adopted the Amended and Restated Bylaws (the “Bylaws”).

In connection with the consummation of the PIPE Transaction, the Company filed the Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock (the “Certificate of Designation”) which sets forth the terms and provisions of the Series D Preferred Stock.

Dividends. Subject to certain adjustments, the holders of Series D Preferred Stock are entitled to dividends equal to and in the same form as dividends paid on the shares of Common Stock. No other dividends will be paid on the shares of Series D Preferred Stock.

Voting Rights. As long as shares of Series D Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of not less than 66% of the then outstanding shares of Series D Preferred Stock, (i) alter or change the powers, preferences or rights given to the Series D Preferred Stock in a materially adverse manner or alter or amend the Certificate of Designation in such a manner so as to materially adversely affect any rights of the holders of Series D Preferred Stock, (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation, dissolution or winding-up of the Company (a “Liquidation”) senior to, or otherwise pari passu with, the Series D Preferred Stock, (iii) amend its certificate of incorporation or other charter documents in any manner that materially adversely affects any rights of the holders of Series D Preferred Stock, (iv) increase the number of authorized shares of Series D Preferred Stock or (v) enter into any agreement with respect to any of the foregoing. The Series D Preferred Stock have no other voting rights.

Liquidation. Upon a Liquidation, the holders of Series D Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the $1,000 (the “Stated Value”), plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series D Preferred Stock before any distribution or payment shall be made to the holders of any securities junior to the Series D Preferred Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series D Preferred Stock shall be ratably distributed among the holders of Series D Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion Rights. The holders of Series D Preferred Stock may convert their shares into shares of Common Stock, as is determined by dividing the Stated Value by $0.175 (subject to certain adjustments, the “Conversion Price”). The Company shall deliver the shares of Common Stock issuable upon conversion of the Series D Preferred Stock not later than the earlier of two trading days and the number of trading days comprising a standard settlement period. If the Company fails to deliver such shares by the applicable deadline, the Company will pay to such holder, in cash, as liquidated damages, for each $5,000 of Stated Value of Series D Preferred Stock being converted, $50 per trading day for each trading day (or $100 per trading day after the third trading day and $200 per trading day after the sixth trading day) after the applicable deadline until such shares are delivered or the holder rescinds such conversion.

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Beneficial Ownership Limitation. The Company will not effect any conversion of Series D Preferred Stock of a holder to the extent, after giving effect to the conversion, such holder would beneficially own shares of Common Stock in excess of 4.99% (or 9.99% upon election by the holder) of all of the Common Stock outstanding at such time.

Company Redemption Rights. After the date on which the PIPE Resale Registration Statement is first declared effective by the SEC, if the average of the volume-weighted average price for shares of Common Stock for any 22 trading days during a 30 consecutive trading day period (the “Threshold Period”) exceeds $0.2975, the Company may, within two trading days after the end of any such Threshold Period, deliver a written notice to cause each holder to convert all or a portion of their Series D Preferred Stock, not to exceed, in the aggregate among all holders, 15% of the average daily trading volume of the shares of Common Stock on the then applicable trading market during the Threshold Period. At any time commencing on the 24-month anniversary of the Closing Date, the Company may deliver a notice to the holders of its irrevocable election to redeem some or all of the then outstanding Series D Preferred Stock for cash in an amount equal to the sum of (i) 105% of the aggregate Stated Value then outstanding, (ii) accrued but unpaid dividends and (iii) all liquidated damages and other amounts due in respect of the Series D Preferred Stock on the tenth trading day following such notice.

Additional Covenants. Except as permitted under the Certificate of Designation, as long as any shares of Series D Preferred Stock are outstanding, the Company shall not, without the prior written consent of holders of more than 25% in Stated Value of the then outstanding shares of Series D Preferred Stock, (i) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness of any kind; (ii) enter into, create, incur, assume or suffer to exist any liens of any kind; (iii) amend its charter documents in any manner that materially and adversely affects any rights of the holders of Series D Preferred Stock; (iv) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of Common Stock, securities of the Company or its subsidiaries to acquire shares of Common Stock or securities junior to the Series D Preferred Stock; (v) enter into any transaction with an affiliate of the Company which would be required to be disclosed in any public filing with the SEC, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company; or (vi) enter into any agreement with respect to the foregoing.

The foregoing description of each of (i) the Charter Amendment, (ii) the Bylaws and (iii) the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of (a) the Charter Amendment, which is attached hereto as Exhibit 3.1, (b) the Bylaws, which is attached hereto as Exhibit 3.2, and (c) the Certificate of Designation, which is attached hereto as Exhibit 3.3, respectively, and each is incorporated herein by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure.

On May 4, 2023, the Company issued a press release announcing the Closing.

The full text of the press release is included as Exhibit 99.1 and is incorporated herein by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 and the press release attached hereto as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01	Financial Statements and Exhibits.

The Company acknowledges that the information required by Item 9.01(a) and (b) is required for the year ended December 31, 2022, and the Company will update such information through an amendment to this Current Report on Form 8-K within 75 days after Closing once Prairie LLC’s annual audit is completed, and the unaudited financial statements as of and for the three months ended March 31, 2023 and related unaudited pro forma condensed combined financial information as of March 31, 2023 and for the three months ended March 31, 2023 and the year ended December 31, 2022 are available.

(d)	Exhibits

Exhibit Number	Description
2.1†	Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2023, by and among Creek Road Miners, Inc., Creek Road Merger Sub, LLC and Prairie Operating Co., LLC (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).
3.1*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Creek Road Miners, Inc.
3.2*	Amended and Restated Bylaws of Prairie Operating Co.
3.3*	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock.
10.1†	Amended and Restated Purchase and Sale Agreement, dated as of May 3, 2023, by and among Prairie Operating Co., LLC, Exok, Inc. and Creek Road Miners, Inc (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).
10.2	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).
10.3*	Form of Registration Rights Agreement.
10.4*	Stockholders Agreement, dated as of May 3, 2023, by and among Creek Road Miners, Inc., Bristol Capital Advisors, LLC, Paul Kessler, Edward Kovalik and Gary C. Hanna.
10.5*	Form of Lock-up Agreement.
10.6*	Form of Lock-up Agreement.
10.7	Form of Lock-up Agreement (incorporated by reference to Exhibit 10.9 of the Company’s Current Report on Form 8-K, filed with the SEC on May 4, 2023).
10.8*	Form of Indemnification Agreement.
10.9†*	Form of 12% Amended and Restated Senior Secured Convertible Debenture Due December 31, 2023.
10.10*	Amended and Restated Security Agreement, dated as of May 3, 2023, by and among Prairie Operating Co. and its subsidiaries, Barlock 2019 Fund, LP and Bristol Investment Fund, Ltd.
10.11*	Form of Amended and Restated Non-Compensatory Option Agreement.
10.12*	Form of Employment Agreement (President and CEO).
10.13*	Form of Employment Agreement (Other Executive Officers).
10.14*	Amended and Restated Prairie Operating Co. Long Term Incentive Plan.
99.1*	Press Release, dated May 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREEK ROAD MINERS, INC.
Date: May 9, 2023
	By:	/s/ Edward Kovalik
Edward Kovalik
Chief Executive Officer

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